UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2025
MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10 Oceana Way
Norwood, MA 02062
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (781) 277-0007

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to Vote of Security Holders.

On June 12, 2025, MariMed Inc. (the "Company") held its 2025 Annual Meeting of Stockholders (the "Annual Meeting") to consider and vote on the matters listed below. The proposals are described in detail in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2025. At the Annual Meeting, the Company's stockholders:

•re-elected four directors of the Company to serve until the Company's next annual meeting of stockholders or until their respective successors have been duly elected and qualified ("Election of Directors"); and

•approved, on an advisory basis, the appointment of M&K CPAs PLLC as the Company's independent auditors for the 2025 fiscal year the ("Advisory Approval of Auditors").

The specific votes were as follows:

1. Election of Directors:

VOTES
NAME	FOR	WITHHELD	BROKER NON-VOTE
Jon R. Levine	107,750,940	7,868,891	103,498,662
Edward Gildea	107,262,139	8,357,692	103,498,662
David Allen	108,372,126	7,247,705	103,498,662
Eva Selhub, M.D.	108,468,299	7,151,532	103,498,662

2. Advisory Approval of Auditors:

VOTES
FOR	AGAINST	ABSTAIN/WITHHELD
204,058,183	10,503,878	4,556,432

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: June 13, 2025
	By:	/s/ Mario Pinho
Mario Pinho
Chief Financial Officer